Exhibit 15.2
To the Board of Directors and Shareholders
Sysco Corporation
We are aware of the incorporation by reference of our report dated November 8, 2011 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended October 1, 2011 in the following registration statements.

Sysco Corporation Form S-3	File No. 333-126199
Sysco Corporation Form S-3	File No. 333-157413
Sysco Corporation Form S-4	File No. 333-50842
Sysco Corporation Form S-8	File No. 333-147338
Sysco Corporation Form S-8	File No. 33-45820
Sysco Corporation Form S-8	File No. 333-01259
Sysco Corporation Form S-8	File No. 333-01255
Sysco Corporation Form S-8	File No. 333-66987
Sysco Corporation Form S-8	File No. 333-49840
Sysco Corporation Form S-8	File No. 333-58276
Sysco Corporation Form S-8	File No. 333-122947
Sysco Corporation Form S-8	File No. 333-129671
Sysco Corporation Form S-8	File No. 333-163189
Sysco Corporation Form S-8	File No. 333-163188
Sysco Corporation Form S-8	File No. 333-170660
/s/ Ernst & Young LLP
Houston, Texas
November 8, 2011